Exhibit 23.16

CONSENT OF QUALIFIED PERSON

I, Mahmood Khwaja, P.E., consent to the public filing of Section 15.8 (the “Covered Section”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) as an exhibit to this Registration Statement on Form S-1 and any and all amendments and supplements thereto (the “Registration Statement”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Section in the Registration Statement (the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Section.

Signed and dated this 15th day of May 2024 at Boston, Massachusetts, USA.

/s/ Mahmood Khwaja
Mahmood Khwaja, PE
Vice President / Senior Geotechnical Engineer
Technical Services Unit │ ISG
CDM Smith